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                                                                    Exhibit 99.1

[LOGO] Aceto

                              FOR IMMEDIATE RELEASE

         ACETO CORPORATION ANNOUNCES FOURTH-QUARTER AND YEAR-END RESULTS

LAKE SUCCESS, NY - September 9, 2005 - Aceto Corporation (NASDAQ:ACET), a global distributor of chemically-derived pharmaceuticals, biopharmaceuticals, specialty chemicals and agrochemicals, today announced results of operations for its fourth quarter and year ended June 30, 2005.

Net sales for the fourth quarter were $73.7 million, compared to $76.1 million in the fourth quarter of fiscal year 2004, due to reduced sales of two active pharmaceutical ingredients (APIs) as a result of intense competition. (Aceto disclosed reduced sales of these APIs in its December 2004 and March 2005 quarterly reports). Sales for those two products in the fourth quarter of fiscal year 2004 were $10.0 million, compared with zero in the fourth quarter of fiscal year 2005. Fourth-quarter results were also adversely affected by a $0.9 million increase in selling, general and administrative expenses, of which $0.2 million represented increased Sarbanes-Oxley compliance costs, $0.5 million represented increased payroll related expenses (including costs associated with Aceto's Strategic Business Initiatives), and $0.2 million represented increased legal fees and expenses. Net income (after a loss from discontinued operations described below) was $2.8 million, or $0.11 per diluted share, versus $3.3 million, or $0.13 per diluted share, in the fourth quarter of fiscal year 2004. Net income for the fourth quarter of fiscal year 2005 included a tax benefit of $1.3 million, or $0.05 per diluted share, due to a reduction in the valuation allowance for a portion of Aceto's deferred tax assets. (All per share amounts have been adjusted for a 3-for-2 stock split, effected in the form of a dividend, paid January 10, 2005).

During the fourth quarter, Aceto's CDC Products Corp. subsidiary, which formed part of Aceto's non-core Institutional Sanitary Supplies segment and was held for sale since December 31, 2004, was reclassified from "discontinued operations" to "continuing operations" as a result of Aceto's decision to maintain part of the business after having entered into an agreement to sell the majority of the CDC product lines. The effect on net income from continuing operations was a $0.1 million loss for the fourth quarter, which was less than Aceto estimated. (Aceto disclosed that estimate in a press release dated July 13, 2005).

Net sales for the year ended June 30, 2005, increased 6% to $313.4 million from $296.4 million in 2004. Net income was $10.0 million, or $0.41 per diluted share, as compared to $13.1 million, or $0.53 per diluted share, last year. The $3.1 million difference in net income was the lost profitability from the two aforementioned APIs. Net income for 2005 included a loss from discontinued operations of $0.6 million, net of income tax benefits, primarily related to a non-cash goodwill impairment charge for Magnum Research Corp., the other subsidiary forming Aceto's Institutional Sanitary Supplies segment.

Aceto closed the year in a strong financial position, highlighted by working capital of $94.2 million, no long-term debt, and shareholders' equity of $107.7 million at June 30, 2005.

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Leonard S. Schwartz, Chairman, CEO, and President of Aceto, stated, "With the exception of the lost business from the two APIs, which we do not expect to return, our three main segments grew at a steady pace during the fourth quarter. Of particular note is the `second source' API business we are developing to supply to the existing generic market. We have more than 20 products in this pipeline and expect to sell five or six of these products during fiscal year 2006. In addition, we successfully divested most of our CDC unit and have recently completed the sale of the balance of our Institutional Sanitary Supplies segment."

Mr. Schwartz continued, "During the year we made substantial progress on the Strategic Initiatives we have undertaken to grow our company beyond our core business areas. I would like to provide an update on these initiatives:

o Biopharmaceuticals (Human)--We are pleased that the FDA has announced that it plans to issue guidance before the end of 2005 regarding how approval of generic biopharmaceuticals (also known as `follow-on biologics') is to be handled.

o Biopharmaceuticals (Veterinary) --We have submitted to the USDA a complete set of applications to market a range of vaccines for companion animals. We hope to receive approvals on a timely basis and commence commercial sales within fiscal year 2006.

o Landfill Odorend--Unfortunately, progress on Landfill Odorend has been slower than anticipated. We completed successful commercial trials, and some landfill operators have indicated to us that they consider that the product works, but we have not yet received a commercial order. We believe this is primarily due to the additional cost to the landfills for using this product and the fact that regulations concerning odor emissions have not strictly been enforced. We are strengthening our efforts and still believe that this product will be commercialized, although we do not know the timing.

o Organic color pigments--This business continues to grow and should generate $5 million in business in fiscal year 2006, up from about $3 million in fiscal 2005.

o Eastern Europe operations--Our office in Poland, which we opened in January 2004, is profitable and the business continues to grow, albeit at a slower rate than we anticipated.

o Agrochemicals--Our improving overall position in the agrochemicals market is further enhancing our future growth potential. Within the last month, we submitted an application to the EPA for approval of a generic herbicide for which we have already established distribution channels. Also within the last month, we acquired another EPA registration for a fumigant. Additionally, we have four other products under development. We expect our Agrochemicals segment to become a larger contributor to our overall business in fiscal year 2006."

Mr. Schwartz concluded, "In terms of financial guidance, we expect income from continuing operations to be at least $0.07 per diluted share in the first quarter of fiscal year 2006. The first quarter results will again reflect the loss of the two APIs, which contributed $11.8 million in sales in the first quarter of fiscal year 2005 and $19.8 million for the fiscal 2005 year as a whole."

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CONFERENCE CALL
Leonard S. Schwartz, Chairman, CEO, and President, and Douglas Roth, CFO, will conduct a conference call at 10:00 a.m. ET on Friday, September 9, 2005. Interested parties may participate in the call by dialing 888-787-0577 (706-679-3204 for international callers). Please call in 10 minutes before the call is scheduled to begin. The conference call will also be broadcast live over the Internet via the Investor Relations section (Conference Calls) of Aceto's website. To listen to the live call please go to the website at least 15 minutes before the call to register, download and install any necessary audio software. The conference call will be archived on Aceto's website, and a recorded phone replay of the call will be available from 12:00 noon ET on Friday, September 9, 2005, until 5:00 p.m. ET on Monday, September 12, 2005. Dial 800-642-1687
(706-645-9291 for international callers) and enter the code 8862964 for the phone replay.

ABOUT ACETO
Aceto Corporation, which was incorporated in 1947, is a global leader in the distribution and marketing of biopharmaceuticals, chemically-derived pharmaceuticals, specialty chemicals and agrochemicals used principally as raw materials in the agricultural, color, pharmaceutical, surface coating/ink and general chemical consuming industries. With offices in ten countries, Aceto distributes over 1,000 chemicals in these and other fields.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections of management. Aceto intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward-looking statements contained in this press release include, but are not limited to, expectations regarding loss of sales of two APIs, expectations regarding sales of "second source" API products, approval of applications for, and sales of, veterinary vaccines, commercialization of Landfill Odorend, growth of the organic color pigments business, growth of the Poland office, growth of the Agrochemicals segment, results for the first quarter of fiscal year 2006, and prospects for long-term growth arising from opportunities in the core business coupled with Aceto's Strategic Initiatives. All forward-looking statements in this press release are made as of the date of this press release, and Aceto assumes no obligation to update these forward-looking statements whether as a result of new information, future events or otherwise, other than as required by law. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. These uncertainties include, but are not limited to, the mix of products sold and the profit margins thereon, order cancellation or a reduction in orders from customers, competitive product offerings and pricing actions, the availability and pricing of key raw materials, dependence on key members of management, risk of entering into new European markets, continued successful integration of acquisitions, economic and political conditions in the United States and abroad, as well as other risks detailed in the Company's SEC reports, including the Company's Form 10-K and other filings. Copies of these filings are available at WWW.SEC.GOV.

CONTACT:                     -OR-        INVESTOR RELATIONS COUNSEL:
Aceto Corporation                        The Equity Group Inc.
Leonard S. Schwartz,                     Lauren Barbera
Chairman/CEO/President                   (212) 836-9610, LBARBERA@EQUITYNY.COM
Douglas Roth, CFO                        WWW.THEEQUITYGROUP.COM
(516) 627-6000                           WWW.ACETO.COM

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

                                                         ACETO CORP.
                                              Consolidated Statements of Income
                                          (in thousands, except per share amounts)


                                                                   THREE MONTHS ENDED                 FULL YEAR ENDED
                                                                        JUNE 30,                          JUNE 30,
                                                                     (UNAUDITED)
                                                                  2005           2004               2005           2004
                                                              ------------   ------------       ------------   ------------
Net sales                                                      $   73,682     $   76,130         $  313,381     $  296,359
Cost of sales                                                      61,627         63,141            260,280        243,947
                                                              ------------   ------------       ------------   ------------
Gross profit                                                       12,055         12,989             53,101         52,412
Gross profit %                                                     16.36%         17.06%             16.94%         17.69%

Selling, general and
  administrative expenses                                          10,555          9,608             41,561         36,294
                                                              ------------   ------------       ------------   ------------
Operating income                                                    1,500          3,381             11,540         16,118

Other income, net of
  interest expense                                                    415            215              1,248          1,233
                                                              ------------   ------------       ------------   ------------

Income from continuing operations before income taxes               1,915          3,596             12,788         17,351
(Benefit) provision for income taxes                                 (923)           301              2,163          4,240
                                                              ------------   ------------       ------------   ------------
Income from continuing operations                                   2,838          3,295             10,625         13,111
Loss from discontinued operations, net of taxes                       (45)           (20)              (610)           (44)
                                                              ------------   ------------       ------------   ------------
Net income                                                     $    2,793     $    3,275         $   10,015     $   13,067
                                                              ============   ============       ============   ============

Basic income per common share (a):
  Income from continuing operations                            $     0.12     $     0.14         $     0.44     $     0.55
  Loss from discontinued operations                            $    (0.00)    $    (0.00)        $    (0.03)    $    (0.00)
  Net income                                                   $     0.12     $     0.14         $     0.41     $     0.55

Diluted income per common share (a):
  Income from continuing operations                            $     0.11     $     0.13         $     0.43     $     0.53
  Loss from discontinued operations                            $    (0.00)    $    (0.00)        $    (0.02)    $    (0.00)
  Net income                                                   $     0.11     $     0.13         $     0.41     $     0.53

Weighted average shares outstanding (a):
  Basic                                                            24,270         24,060             24,198         23,873
  Diluted                                                          24,610         24,622             24,670         24,477

(a)  The number of shares outstanding and the per share information have been adjusted for stock splits, effected in the form of a dividend, as appropriate.

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                                ACETO CORPORATION
                           Consolidated Balance Sheet
                    (in thousands, except per share amounts)


                                                   June 30, 2005   June 30, 2004
                                                   -------------   -------------

ASSETS
Current Assets:
  Cash and cash equivalents                         $    19,950     $    23,330
  Investments                                             5,068           9,888
  Receivables:
    Trade, less allowance for doubtful
    accounts: June 2005, $427;  June 2004 $ 1,033        49,636          53,084
   Other                                                  1,421           1,504
                                                   -------------   -------------
                                                         51,057          54,588

  Inventory                                              51,722          41,784
  Prepaid expenses and other current assets                 821           1,165
  Assets held for sale                                      242               -
  Income taxes receivable                                     -             606
  Deferred income tax benefit, net                        2,780           1,613
                                                   -------------   -------------
        Total current assets                            131,640         132,974


Long-term notes receivable                                  624             747

Property and equipment, net                               5,543           2,654
Goodwill                                                  1,720           3,179
Intangible assets,net                                     3,153           3,701
Deferred income tax benefit, net                          3,626           4,579
Other assets                                              2,722           1,863
                                                   -------------   -------------

Total Assets                                        $   149,028     $   149,697
                                                   =============   =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Drafts and acceptances payable                    $     2,462     $     4,610
  Short term bank loans                                     126               -
  Accounts payable                                       24,783          31,292
  Note payable - related party                              500           1,000
  Accrued expenses                                        9,474           9,652
  Liabilities related to assets held for sale                46               -
                                                   -------------   -------------
         Total current liabilities                       37,391          46,554

Long-term liabilites                                      3,811           2,720
Minority interest                                           171             157
                                                   -------------   -------------
          Total liabilities                              41,373          49,431

Commitments and contingencies

Shareholders' equity:
  Common stock, $.01 par value:
        (40,000 shares authorized; 25,644 shares
        issued; 24,282 and 24,118 shares
        outstanding at June 30, 2005 and 2004,
        respectively)                                       256             256
  Capital in excess of par value                         56,903          57,111
  Retained earnings                                      62,864          56,490
  Treasury stock, at cost:
       (1,362 and 1,526 shares at June
        30, 2005 and  2004, respectively)               (13,505)        (15,135)
  Accumulated other comprehensive income                  1,137           1,544
                                                   -------------   -------------
         Total shareholders' equity                     107,655         100,266
                                                   -------------   -------------

Total liabilities and shareholders' equity          $   149,028     $   149,697
                                                   =============   =============


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